UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2022

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 346-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2021, Santander Holdings USA, Inc., a Virginia corporation (“SHUSA”), entered into an Agreement and Plan of Merger, dated as of August 23, 2021 (the “Merger Agreement”), with Santander Consumer USA Holdings Inc., a Delaware corporation (“SC”), and Max Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SHUSA (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub commenced an all-cash tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.01 per share, of SC not already owned by SHUSA, for $41.50 per share.

On January 28, 2022, SHUSA issued a press release announcing the expiration of the Offer following the receipt of regulatory approval of the transaction by the Board of Governors of the Federal Reserve System and satisfaction of all other conditions to the Tender Offer. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Santander Holdings USA, Inc., dated January 28, 2022

104	Cover page formatted as Inline XBRL and contained in Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2022	SANTANDER HOLDINGS USA, INC.

	By:	/s/ Gerard A. Chamberlain
Name: Gerard A. Chamberlain Title: Senior Deputy General Counsel and Executive Vice President